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                                                                   EXHIBIT 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1999 included in PopMail.com, inc.'s (formerly Cafe Odyssey, Inc.) Form 10-KSB for the year ended January 3, 1999 and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP

Minneapolis, Minnesota
July 18, 2000